UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported) June 30, 2004




                                  FirstFed Financial Corp.
                                  ------------------------
                   (Exact name of registrant as specified in its charter)



      Delaware                1-9566                        95-4087449
      --------                ------                        ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



  401 Wilshire Boulevard, Santa Monica, California,               90401-1490
  -------------------------------------------------               ----------
  (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (310) 319-6000

ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)    Exhibits

      99.0 FIRSTFED FINANCIAL CORP. ANNOUCES IMPACT OF TAX REFUND RECEIVED FROM THE STATE OF CALIFORNIA


ITEM 9.  REGULATION FD DISCLOSURE.

     The Registrant hereby incorporates by reference into this Item. 9, FIRSTFED FINANCIAL CORP. ANNOUNCES IMPACT OF TAX REFUND RECEIVED FROM THE STATE OF CALIFORNIA attached as Exhibit 99.0, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed to be filed.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

                               S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated:  June 30, 2004               By:/s/ Douglas J. Goddard
                                       ----------------------
                                           Douglas J. Goddard

                                  EXHIBIT 99.0


Chief Financial Officer Contact: Douglas Goddard, Executive Vice President
(310) 319-6014


   FIRSTFED FINANCIAL CORP. ANNOUNCES IMPACT OF TAX REFUND RECEIVED FROM THE
                              STATE OF CALIFORNIA


Santa Monica, California, June 30, 2004 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that pretax income for the quarter ended June 30, 2004 would be increased by approximately $1.6 million as the result of interest income received from the California Franchise Tax Board. The interest received was due on recently settled amended tax returns filed for the years 1993 to 1998.

The amended returns filed with the Franchise Tax Board primarily had the effect of changing the years in which deductions were allowed, and did not significantly change the total California tax liabilities recorded by the Company. The $1.6 million of interest income will be subject to both federal and state income taxes, resulting in after-tax income of approximately $900 thousand.

The Company expects to announce its final results of operations for the quarter ended June 30, 2004 on July 23, 2004.

This press release contains certain forward-looking statements that are subject to various factors that could cause actual results to differ materially from such statements. FirstFed disclaims any intent or obligation to update this forward-looking information.